DEAN FOODS ANNOUNCES SECOND QUARTER 2017 RESULTS
Company Lowers Full-Year Adjusted EPS Guidance

DALLAS, August 8, 2017 - Dean Foods Company (NYSE: DF) today reported second quarter 2017 results.
Highlights

•	Q2 net income per diluted share was $0.19 and adjusted net income per diluted share was $0.21

•	Productivity initiatives across commercial and supply chain expected to continue to ramp up through balance of year

•	Retail dynamics and focus on private label impacting volume performance

•	Company announces an expansion of its cost productivity program targeting an incremental annual cost reduction of $40 to $50 million

•	Lowering full-year 2017 adjusted earnings expectation to $0.80 to $0.95 per diluted share(1)
Chief Executive Officer Ralph Scozzafava said, "In the second quarter, we faced a challenging and rapidly evolving retail environment. We experienced volume pressure from both a macro and competitive perspective that impacted our total volume performance within the quarter, and we anticipate this will carry forward for the remainder of 2017. Our financial results came in well below our expectations. We are not satisfied with our performance and are determined to improve our execution. We are accelerating and expanding an aggressive set of commercial and cost productivity initiatives to address volume and mix. We expect these actions will better position our company for the future."
Second Quarter 2017 Operating Results
Chief Financial Officer Chris Bellairs said, “For the second quarter, we continue to generate positive net cash from operating activities. We have used our internally generated cash flow to fund working capital and fixed asset investment and to improve the funded status of our pension plans. Our year-to-date cash flow has also been utilized to pay our dividends, invest in Good Karma Foods and acquire Uncle Matt's Organic. We continue to maintain a sound balance sheet with all cash netted leverage at 2.25 times as of the second quarter of 2017."

Financial Summary *	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per share amounts)	2017	2016	2017	2016

Gross Profit
GAAP	$467	$493	$930	$997
Adjusted	$460	$490	$925	$995

Operating Income
GAAP	$45	$73	$48	$151
Adjusted	$47	$70	$82	$153

Interest Expense
GAAP	$16	$17	$34	$34
Adjusted	$16	$17	$33	$33

Net Income
GAAP	$18	$33	$8	$73
Adjusted	$20	$35	$32	$76

Diluted Earnings Per Share (EPS)
GAAP	$0.19	$0.36	$0.09	$0.79
Adjusted	$0.21	$0.38	$0.35	$0.83

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Please refer to “Forward Outlook” and “Non-GAAP Financial Measures” for additional information. We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may have a significant impact to reported GAAP results.
Total volume across all products was 615 million gallons for the second quarter of 2017, a 2.7% decline compared to total volume of 632 million gallons in the second quarter of 2016.
Based on fluid milk sales data published by the USDA through May, U.S. fluid milk volume decreased 2.9% year-over-year quarter to date in the second quarter of 2017 on an unadjusted basis. On this same basis, Dean Foods’ share of U.S. fluid milk volume decreased by 30 basis points year-over-year.
Raw milk costs in the second quarter of 2017 of $15.52 per hundred weight decreased roughly 9% from the first quarter of 2017 but increased 15% from the second quarter of 2016.
Cash Flow
Net cash provided by continuing operations for the six months ended June 30, 2017 totaled $79 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $45 million for the six months ended June 30, 2017, a $35 million decrease as compared to the prior year period. Capital expenditures totaled $35 million for the six months ended June 30, 2017.

Debt
Total outstanding debt at June 30, 2017, net of $32 million cash on hand, was approximately $880 million. The Company’s net debt to bank EBITDA total leverage ratio, on an all-cash netted basis, increased slightly on a sequential basis to 2.25 times at the end of the second quarter 2017.
Forward Outlook
"As we look to the third quarter and the balance of 2017, our volume and mix challenges are occurring at a higher rate than planned. While we are on track to deliver our cost productivity estimate of $80 million to $100 million for the full year, our volume shortfall will drive lower financial results than our previous expectations. We are therefore reducing our full-year adjusted earnings per share guidance to $0.80 to $0.95 and expect full-year free cash flow in the range of $50 million to $75 million. In addition, we are aggressively addressing our cost structure and are targeting an incremental annual cost reduction between $40 million to $50 million across our general and administrative functions. We expect to complete this process by the end of this year," concluded Scozzafava.
We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may have a significant impact to reported GAAP results.
Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including adjusted gross profit, adjusted selling and distribution expenses, adjusted general and administrative expenses, adjusted total operating costs and expenses, adjusted operating income, adjusted interest expense, adjusted net income (loss), adjusted earnings (loss) per diluted share, adjusted EBITDA, Free Cash Flow and total leverage ratio, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2017 and 2016, is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income, interest expense, net income (loss) and earnings (loss) per diluted share, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	closed deal costs;

•	facility closing, reorganization and realignment costs;

•	debt issuance costs;

•	costs associated with the early retirement of long-term debt;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	separation costs;

•	gains or losses related to discontinued operations and divestitures;

•	litigation settlements;

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 38%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s core operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with certain of these items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the incremental trademark amortization and normalized income tax rate, as Adjusted EBITDA excludes the full amount of these expenses). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Total Leverage Ratio
Our total leverage ratio is calculated as net debt divided by Bank EBITDA for the trailing four quarters. Net debt is calculated as consolidated funded indebtedness in accordance with our credit agreement, except on an all cash netted basis. Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Management believes analysts and investors commonly use our total leverage ratio as an indicator of our ability to service existing debt and our liquidity.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.
Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.

About Dean Foods
Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Almost 17,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of Eagle Family Foods Group LLC, under license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share, free cash flow, our leverage ratio, and debt covenant compliance, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s commercial and cost productivity initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, and (11) potential acquisitions. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Corporate Communications, Jamaison Schuler, +1-214-721-7766; or Investor Relations, Sherri Baker, +1-214-303-3438

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016
Net sales	$1,926,722	$1,848,788	$3,922,408	$3,727,616
Cost of sales	1,459,342	1,355,535	2,992,903	2,730,295
Gross profit	467,380	493,253	929,505	997,321
Operating costs and expenses:
Selling and distribution	338,144	331,150	683,340	664,037
General and administrative	73,100	86,614	172,636	171,765
Amortization of intangibles	5,155	4,120	10,310	10,445
Facility closing and reorganization costs, net	5,817	(1,400)	15,103	(234)
Total operating costs and expenses	422,216	420,484	881,389	846,013
Operating income	45,164	72,769	48,116	151,308
Other (income) expense:
Interest expense	16,419	16,830	33,883	33,706
Other income, net	(805)	(2,210)	(1,761)	(3,207)
Total other expense	15,614	14,620	32,122	30,499
Income before income taxes	29,550	58,149	15,994	120,809
Income tax expense	11,903	24,778	8,106	48,237
Net income	$17,647	$33,371	$7,888	$72,572
Average common shares:
Basic	90,882	91,245	90,797	91,407
Diluted	91,369	91,680	91,366	91,995
Basic income per common share:
Net income	$0.19	$0.37	$0.09	$0.79
Diluted income per common share:
Net income	$0.19	$0.36	$0.09	$0.79

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$31,509	$17,980
Other current assets	936,574	1,040,650
Total current assets	968,083	1,058,630
Property, plant and equipment, net	1,124,089	1,163,851
Intangibles and other assets, net	402,076	383,746
Total	$2,494,248	$2,606,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$655,298	$706,981
Total long-term debt, including current portion	904,298	886,051
Other long-term liabilities	326,441	402,639
Total stockholders' equity	608,211	610,556
Total	$2,494,248	$2,606,227

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30
	2017	2016
Operating Activities
Net cash provided by operating activities	$79,180	$125,319

Investing Activities
Payments for property, plant and equipment	(34,551)	(45,752)
Payments for acquisitions, net of cash acquired	(21,596)	(157,321)
Proceeds from sale of fixed assets	2,481	10,711
Other investments	(9,000)	—
Net cash used in investing activities	(62,666)	(192,362)

Financing Activities
Net proceeds from debt	16,368	72,405
Payments of financing costs	(1,764)	—
Repurchase of common stock	—	(25,000)
Cash dividends paid	(16,357)	(16,514)
Issuance of common stock, net of share repurchases for withholding taxes	(1,232)	(646)
Other	—	699
Net cash provided by (used in) financing activities	(2,985)	30,944
Effect of exchange rate changes on cash and cash equivalents	—	(825)
Change in cash and cash equivalents	13,529	(36,924)
Cash and cash equivalents, beginning of period	17,980	60,734
Cash and cash equivalents, end of period	$31,509	$23,810

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30, 2017
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	Adjusted*
Gross profit	$467,380	$—	$—	$—	$(7,717)	$—	$—	$459,663

Selling and distribution	338,144	—	—	—	(872)	—	—	337,272

General and administrative	73,100	—	(322)	—	—	1,111	—	73,889
Amortization of intangibles	5,155	(3,935)	—	—	—	—	—	1,220
General and administrative, including Amortization of intangibles	78,255	(3,935)	(322)	—	—	1,111	—	75,109

Total operating costs and expenses	422,216	(3,935)	(322)	(5,817)	(872)	1,111	—	412,381

Operating income	45,164	3,935	322	5,817	(6,845)	(1,111)	—	47,282

Interest expense	16,419	—	—	—	—	—	—	16,419

Net income	17,647	3,935	322	5,817	(6,845)	(1,111)	(131)	19,634

Diluted earnings per share	$0.19	$0.04	$—	$0.06	$(0.07)	$(0.01)	$—	$0.21

	Three Months Ended June 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	Adjusted*
Gross profit	$493,253	$—	$—	$—	$(3,120)	$—	$—	$490,133

Selling and distribution	331,150	—	—	—	5,564	—	—	336,714

General and administrative	86,614	—	(4,083)	—	—	—	—	82,531
Amortization of intangibles	4,120	(3,384)	—	—	—	—	—	736
General and administrative, including Amortization of intangibles	90,734	(3,384)	(4,083)	—	—	—	—	83,267

Total operating costs and expenses	420,484	(3,384)	(4,083)	1,400	5,564	—	—	419,981

Operating income	72,769	3,384	4,083	(1,400)	(8,684)	—	—	70,152

Interest expense	16,830	—	—	—	—	(218)	—	16,612

Net income	33,371	3,384	4,083	(1,400)	(8,684)	218	3,592	34,564

Diluted earnings per share	$0.36	$0.04	$0.05	$(0.02)	$(0.09)	$—	$0.04	$0.38
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Six Months Ended June 30, 2017
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	Adjusted*
Gross profit	$929,505	$—	$—	$—	$(4,510)	$—	$—	$924,995

Selling and distribution	683,340	—	—	—	(2,014)	—	—	681,326

General and administrative	172,636	—	(322)	—	—	(13,139)	—	159,175
Amortization of intangibles	10,310	(7,870)		—	—	—	—	2,440
General and administrative, including Amortization of intangibles	182,946	(7,870)	(322)	—	—	(13,139)	—	161,615

Total operating costs and expenses	881,389	(7,870)	(322)	(15,103)	(2,014)	(13,139)	—	842,941

Operating income	48,116	7,870	322	15,103	(2,496)	13,139	—	82,054

Interest expense	33,883	—	—	—	—	(1,080)	—	32,803

Net income	7,888	7,870	322	15,103	(2,496)	14,219	(11,278)	31,628

Diluted earnings per share	$0.09	$0.09	$—	$0.17	$(0.03)	$0.15	$(0.12)	$0.35

	Six Months Ended June 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	Adjusted*
Gross profit	$997,321	$—	$—	$—	$(2,587)	$—	$—	$994,734

Selling and distribution	664,037	—	—	—	8,242	—	—	672,279

General and administrative	171,765	—	(4,083)	—	—	—	—	167,682
Amortization of intangibles	10,445	(8,973)		—	—	—	—	1,472
General and administrative, including Amortization of intangibles	182,210	(8,973)	(4,083)	—	—	—	—	169,154

Total operating costs and expenses	846,013	(8,973)	(4,083)	234	8,242	—	—	841,433

Operating income	151,308	8,973	4,083	(234)	(10,829)	—	—	153,301

Interest expense	33,706	—	—	—	—	(436)	—	33,270

Net income	72,572	8,973	4,083	(234)	(10,829)	436	1,405	76,406

Diluted earnings per share	$0.79	$0.10	$0.04	$—	$(0.12)	$—	$0.02	$0.83
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except ratio data)

	Three Months Ended June 30		Six Months Ended June 30		Trailing Twelve Months Ended June 30,
	2017	2016	2017	2016	2017
Reconciliation of Net Income to Adjusted EBITDA and Bank EBITDA
Net income	$17,647	$33,371	$7,888	$72,572	$55,245
Interest expense	16,419	16,830	33,883	33,706	66,972
Income tax expense	11,903	24,778	8,106	48,237	41,903
Depreciation and amortization	41,989	41,403	83,872	85,029	171,458
Closed deal costs (b)	322	4,083	322	4,083	1,165
Facility closing and reorganization costs, net (c)	5,817	(1,400)	15,103	(234)	24,056
Mark-to-market on derivative contracts (d)	(6,845)	(8,684)	(2,496)	(10,829)	(4,463)
Other adjustments (e)	(1,111)	—	13,139	—	25,388
Adjusted EBITDA	$86,141	$110,381	$159,817	$232,564	381,724

Non-cash share-based compensation expense					8,815
Bank EBITDA					$390,539

					June 30, 2017
Reconciliation of net debt and total leverage ratio
Total long-term debt, including current portion					$904,298
Unamortized discounts and debt issuance costs					7,150
Cash and cash equivalents					(31,509)
Net debt					$879,939
Bank EBITDA					390,539
Total leverage ratio					2.25

				Six Months Ended June 30
				2017	2016
Reconciliation of Free Cash Flow provided by continuing operations
Net cash provided by operating activities				$79,180	$125,319
Payments for property, plant and equipment				(34,551)	(45,752)
Free Cash Flow provided by continuing operations				$44,629	$79,567
* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three and six months ended June 30, 2017 and 2016, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our core operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)
In conjunction with our decision to launch DairyPure® in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of $3.9 million and $3.4 million for the three months ended June 30, 2017 and 2016, respectively, and $7.9 million and $9.0 million for the six months ended June 30, 2017 and 2016, respectively.

(b)
The adjustment reflects the elimination of expenses related to completed acquisitions and other transactional activities of $0.3 million for each of the three and six months ended June 30, 2017, and $4.1 million for each of the three and six months ended June 30, 2016.

(c)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(d)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(e)	The adjustment reflects the elimination of the following:

i.	A charge related to litigation settlements reached in the six months ended June 30, 2017;
ii. The write off of unamortized deferred financing costs of $1.1 million in connection with the January 4, 2017 amendments to our senior secured revolving credit facility and receivables securitization facility in the six months ended June 30, 2017;
iii. A $1.1 million reduction to separation charges recorded in the three months ended June 30, 2017 in connection with the Company's previously disclosed CEO succession plan; and
iii. Interest accretion in connection with the settlement of a previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012 and the final installment payment was made in June of 2016.

(f)
The adjustment reflects the income tax impact of adjustments (a) through (e) and an adjustment to our income tax expense to reflect income tax at a tax rate of 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.